Exhibit 16.1

September 19, 2017

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Cabinet Grow, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated September 8, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP